Exhibit 10.4

FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND ASSIGNMENT

THIS FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND ASSIGNMENT (this "Amendment") is entered into effective as of September 21, 2012 (the "Effective Date"), among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation ("Borrower"), the undersigned lenders party to the Credit Agreement (the "Lenders"), AMEGY BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with its successors in such capacity, "Administrative Agent"), and in its individual capacity as an assignor ("Assignor") and resigning Administrative Agent and resigning Issuing Bank hereunder ("Amegy"), and UNION BANK, N.A., in its individual capacity as an assignee ("Assignee") and successor Administrative Agent and successor Issuing Bank hereunder ("Union Bank").

RECITALS

A.      Borrower, the Lenders and Administrative Agent are parties to a Credit Agreement dated as of August 10, 2011 (as may be further amended, modified or restated from time to time, the "Credit Agreement").

B.      Borrower has requested certain amendments to the Credit Agreement as set forth herein and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend the Credit Agreement.

C.      Borrower has asked that the Lenders waive a certain Default under the Credit Agreement (the "Specified Default") as more specifically described in Section 4 hereof, and, subject to the conditions precedent set forth herein, the Lenders are willing to waive the Specified Default;

D.      Assignor wishes to assign a certain percentage of its rights and obligations under the Credit Agreement to Assignee, pursuant to the terms hereof and after the assignment and acceptance of the rights and obligations between Assignor and Assignee, as set forth herein, Assignee shall be a "Lender".

E.      Amegy is resigning as Administrative Agent and Issuing Bank subject to the terms and conditions of this Amendment and the Agency Transfer Agreement (as defined below).

F.      Union is appointed as successor Administrative Agent and Issuing Lender subject to the terms and conditions of this Amendment and the Agency Transfer Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Same Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the "Agreement" shall mean the Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the "Loan Documents" shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time.

2.        Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of successor Administrative Agent), unless waived in writing by successor Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A.           First Amendment to Credit Agreement. This Amendment shall be in full force and effect.

B.           Notes. Borrower shall have executed and delivered a replacement Note to Amegy and a Note to Union Bank.

C.           Authorization Certificate. Borrower and each Guarantor shall have delivered a certificate (the "Authorization Certificate") satisfactory in form and substance to successor Administrative Agent authorizing the transactions contemplated hereby.

D.           Loan Documents. The Loan Documents and amendments and supplements to Loan Documents listed in Annex II attached hereto shall have been executed and delivered to successor Administrative Agent by each Loan Party party thereto, and where appropriate, properly acknowledged, witnessed and notarized.

E.           Agency Transfer Agreement. The parties hereto shall have entered into the Resignation, Consent and Appointment Agreement dated as of the date hereof (the "Agency Transfer Agreement").

F.           Fee Letter. Borrower shall have executed that certain Fee Letter between Borrower and Union Bank.

G.           Intercreditor Agreement. That certain Intercreditor Agreement, dated as of November 23, 2011, by and among BP Corporation North America Inc., Borrower and Amegy shall have been amended as requested by successor Administrative Agent and successor Administrative Agent shall have been appointed as Collateral Agent under and as defined in such Intercreditor Agreement.

H.           Security Instruments. The successor Administrative Agent shall be satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a), (b), (c) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total Recognized Value of the Oil and Gas Properties evaluated in the Reserve Report delivered to Union Bank in connection with this Amendment.

I.           Satisfactory Title. The successor Administrative Agent shall have received title opinions and other title information and data as the successor Administrative Agent may reasonably request satisfactory to the successor Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Reserve Report delivered to Union Bank in connection with this Amendment.

J.           Insurance. The successor Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12 of the Credit Agreement and naming successor Administrative Agent as loss payee or additional insured, as applicable.

K.          Fees and Expenses. Resigning Administrative Agent and successor Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by resigning Administrative Agent and successor Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents in connection herewith.

L.           Representations and Warranties. All representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.

M.            No Defaults. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

N.           Borrowing Base Utilization. The Borrowing Base Utilization Percentage shall be 90% or less.

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O.           Other Documents. Borrower shall have delivered to successor Administrative Agent such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as successor Administrative Agent may reasonably request.

3.          Post-Closing Condition. The continued obligation of each Lender under the Credit Agreement is subject to Borrower, successor Administrative Agent and Amegy Bank National Association, within thirty (30) days after the Effective Date, entering into a Deposit Account Control Agreement with respect to all of Borrower's operating and depository accounts maintained with Amegy ) Bank National Association. )

4.          Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 2 hereof, the Credit Agreement is amended as follows: follows:

A.           The preamble to the Credit Agreement is amended and restated in its entirety as follows:

"THIS CREDIT AGREEMENT dated as of August 10, 2011 is among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a corporation duly formed and existing under the laws of the State of Delaware (the "Borrower"); each of the Lenders from time to time party hereto; and UNION BANK, N.A. (in its individual capacity, "Union Bank"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent")."

B.           The following new definitions are added to Section 1.02 of the Credit Agreement in proper alphabetical order:

"Cote de Mer Distribution" means the distribution of an after project payout 17.5781% working interest in the Cote de Mer Prospect to Samuel L. Banks.

"Cote de Mer Prospect" means the Oil and Gas Properties described under the heading "Cote de Mer Prospect" in Exhibit A to the Mortgage filed in Vermilion Parish, Louisiana.

"General and Administrative Costs" means (a) normal and customary expenses and costs that in accordance with GAAP are classified as general and administrative costs, including consulting fees, salary, bonuses, employee benefits, rent, supplies, travel and entertainment, insurance, accounting, legal, engineering and broker related fees, required to manage the affairs of Parent Guarantor, Borrower and its Subsidiaries and (b) normal and customary expenses and costs for the purchase of office furniture, office equipment and computer equipment required in connection with the management of the affairs of Parent Guarantor, Borrower and its Subsidiaries.

"La Posada Distribution" means the distribution of an after project payout 2.5% working interest in the La Posada Prospect to Samuel L. Banks.

"La Posada Prospect" the Oil and Gas Properties described under the heading "La Posada Prospect" in Exhibit A to the Mortgage filed in Vermilion Parish, Louisiana.

"Parent Guarantor" means the The Yuma Companies, Inc., a Delaware corporation.

"Performance Payments Rights Distribution" means the distribution to Samuel L. Banks of the rights to receive performance payments under that certain Asset Purchase and Sale Agreement, dated January 28, 20IO, by and among Texas Southeastern Gas Gathering Company, The Yuma Companies, Inc., High Point Energy, LLC, and High Point Gas Gathering Company, L.P.

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"Qualified IPO" means an initial public offering by The Yuma Companies, Inc. of its common equity resulting in (a) a decrease of Borrower's ratio of Funded Debt to EBITDA to less than 2.0: 1 (after giving effect to the application of proceeds from such Qualified IPO) and (b) all issued and outstanding preferred stock of The Yuma Companies, Inc. being (i) repaid and retired or (ii) converted into common stock of The Yuma Companies, Inc. "Series A Preferred Stock Agreement" means that certain Series A Preferred Stock Purchase Agreement, dated June 30, 2011, regarding the placement of 14,605 shares of series A preferred stock of Parent Guarantor, as in effect on September 21, 2012.

"Series B Preferred Stock Agreement" means that certain Series B Preferred Stock Purchase Agreement, dated July 26, 2012, regarding the placement of 18,590 shares of series B preferred stock of Parent Guarantor, as in effect on September 21, 2012.

"Total Costs" means, collectively, General and Administrative Costs and Transaction Costs.

"Transaction Costs" means costs and expenses incurred in connection with the pursuit of a Qualified IPO, merger, reorganization or acquisition transaction of Parent Guarantor.

"Union Bank" means Union Bank, N.A.

"WIIP" means that certain Working In terest Incentive Plan, dated effective as of August 15, 2012, by and between The Yuma Companies, Inc. and Samuel L. Banks, as in effect on September 21, 2012.

B.           The following definitions in Section 1.02 of the Credit Agreement are amended and restated in their entirety as follows:

"Applicable Margin" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Level	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
1	<50%	2.250%	1.250%	0.500%
2	>50% <75%	2.500%	1.500%	0.500%
3	>75% <90%	2.750%	1.750%	0.500%
4	>90%	3.000%	2.000%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.1 2(a), then the "Applicable Margin" means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level until such time as such Reserve Report has been delivered.

"Approved Counterparty" means any counterparty to a Swap Agreement with the Borrower or any Subsidiary that is (a) a Lender or any Affiliate of a Lender, or (b) BP Energy Company, or (c) any other Person engaged in the business of writing Swap Agreements whose long term senior unsecured debt rating is BBB by S&P or Moody's (or their equivalent) or higher and that is acceptable to the Administrative Agent, or (d) any other Person from time to time approved by the Majority Lenders.

"Arranger" means Amegy Bank National Association, in its capacities as the sole lead arranger and sole bookrunner hereunder.

"Change in Control" means (a) the Borrower ceases to be a wholly-owned Subsidiary of The Yuma Companies, Inc. or (b) the holders of the Equity Interests of The Yuma Companies, Inc. as of the date hereof cease to own and control, directly or indirectly, at least 51% of such issued and outstanding Equity Interests, unless such change of ownership and control is the result of a Qualified IPO.

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"Indebtedness" means any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Swap Lender under any Lender Swap Agreement (which shall be deemed to be the Swap Termination Value as of the date the amount of Indebtedness is being determined); (c) to any Cash Management Party under any Secured Cash Management Agreement; and (d) all renewals, extensions and/or rearrangements of any of the above.

"Issuing Bank" means Union Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

"LC Commitment" at any time means $5,000,000.

"Majority Lenders" means, at any time, (a) if there are only two Lenders, Lenders having 100% of the sum of all Loans outstanding, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)), and (b) if there are more than two Lenders, Lenders having Loans, LC Exposure and unused Commitments representing more than 66-2/3% of the sum of all Loans outstanding, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that, in either case, the Loans, LC Exposure and Commitment of any Defaulting Lender shall be disregarded for purposes of making a determination of Majority Lenders.

"Swap Lender" means (a) any Person that is a counterparty to a Swap Agreement with the Borrower or any Subsidiary that is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into and (b) BP Energy Company.

D.           The definition of "Amegy Bank" in Section 1.02 of the Credit Agreement is deleted in its entirety.

E.           Section 3.04(c)(ii) of the Credit Agreement is amended and restated in its entirety as follows:

"(ii) If, upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or pursuant to Section 8.13(c), a Borrowing Base Deficiency exists, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency within 90 days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d), (B) provide additional Mortgaged Property to secure Indebtedness having a fair market value equal to or greater than the amount of such Borrowing Base Deficiency (or the remaining balance of such Borrowing Base Deficiency after any prepayments)within 90 days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d), (C) (y) deliver, within 10 days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs, written notice to Administrative Agent indicating the Borrower's election to prepay the Borrowing in five monthly installments each equal to one-fifth of such Borrowing Base Deficiency with the first such installment due 30 days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs and each following installment due 30 days after the due date of the preceding installment and (z) make such prepayments within such time period, or (D) cure the Borrowing Base Deficiency through a combination of the foregoing clauses (A), (B) and/or (C) and make such prepayments and provide such additional Mortgaged Property within the applicable time required under such clauses. If any Borrowing Base Deficiency remains after prepaying all of the Borrowings or providing additional Mortgaged Property as a result of any LC Exposure, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)."

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F.           The words "Applicable Margin" in Section 3.05(b)(i) of the Credit Agreement are deleted and replaced with "Applicable Margin for Eurodollar Loans".

G.           Section 8.01 of the Credit Agreement is amended by adding a new subsection (t) and restating old subsection (t) as subsection (u), which two subsections shall read in their entirety as follows: follows:

"(t)          Accounts Payable Aging Reports. Within 60 days after the end of each calendar month, an accounts payable aging for such month presented in a format acceptable to Administrative Agent.

(u)          Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary or Affiliate (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request."

H.           Section 8.16 of the Credit Agreement is amended to read m its entirety as follows:

"Section 8.16.         Principal Depository. The Borrower shall maintain the Administrative Agent or Amegy Bank National Association as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts; provided, however all such accounts shall be maintained only with the Administrative Agent on and after the date that Amegy Bank National Association is no longer a Lender under this Agreement."

I.           Section 9.01(a) of the Credit Agreement is amended by deleting the words "2.5 to 1.0" and replacing them with "2.75 to 1.00".

J.           Section 9.01(b) of the Credit Agreement is amended by deleting the words "3.5 to 1.0" and replacing them with "3.75 to 1.00".

K.          Section 9.01(c) of the Credit Agreement is amended to read in its entirety as follows

"(c)          Current Ratio. The Borrower will not permit at any time its ratio of (i) current assets (including the unused amount of the total Commitments, but excluding non-cash assets under ASC 815) to (ii) current liabilities (excluding non-cash obligations under ASC 815 and current maturities under this Agreement and intercompany payables which the Borrower owes The Yuma Companies, Inc. and excluding non-cash embedded derivative liability relating to preferred stock which liability Borrower is required under GAAP to bifurcate and reflect independently on its balance sheet) to be less than 1.0 to 1.0. This ratio shall be calculated on a consolidating basis for the Borrower only."

L.           Section 9.02 of the Credit Agreement is amended to read in its entirety as follows

"Section 9.02. Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

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(a)          the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

(b)          accounts payable and accrued expenses, insurance notes, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than seventy-five (75) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(c)          Debt under Capital Leases and Debt that is purchase-money obligations, not to exceed, when aggregated with all Debt of Parent Guarantor permitted under Section 10(g)(vi) of the Guaranty Agreement of Parent Guarantor, $2,000,000 in the aggregate at any one time outstanding (provided, however, such amount shall increase to $5,000,000 on the date that the Financial Accounting Standards Board adopts in a formal pronouncement the concept set forth in the exposure draft regarding capital leases published on August 1, 2012).

(d)          Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.

(e)          intercompany Debt between the Parent Guarantor, Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that (i) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, (ii) any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms satisfactory to the Administrative Agent and (iii) such Debt owed by Parent Guarantor to Borrower does not exceed $1,000,000 at any time.

(f)          endorsements of negotiable instruments for collection in the ordinary course of business.

(g)          Debt existing on the date hereof and disclosed to the Lenders on Schedule 9.02.

(h)          other Debt not secured by Liens and not otherwise permitted by this Section 9.02, not to exceed, when aggregated with all Debt of Parent Guarantor permitted under Section 10(g)(ix) of the Guaranty Agreement of Parent Guarantor, $2,000,000 in the aggregate at any one time outstanding.

(i)          other Debt approved by the Majority Lenders and subordinated to Borrower's obligations to Lenders in a manner acceptable to Administrative Agent in its sole discretion.

(j)          Debt arising under Swap Agreements permitted under Section 9.18 hereof.

(k)          Asset retirement obligations including, without limitation, plugging and abandonment costs associated with wells, the removal of well equipment, pipelines and other associated equipment located on the lease site, and restoration of the well sites.

(I)         Deferred federal and state taxes of Parent Guarantor, Borrower, and any Subsidiary.

(m)          Non-cash derivative liability expenses."

M.           Section 9.03(e) of the Credit Agreement is amended to read in its entirety as follows:

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"(e) Liens securing Debt, including purchase-money obligations, permitted by Section 9.02(c)."

N.           Section 9.03(t) of the Credit Agreement is deleted in its entirety.

O.           Section 9.04 of the Credit Agreement is amended to read in its entirety as follows:

"Section 9.04. Dividends, Distributions and Redemptions. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders, members or partners or make any distribution of its Property to its Equity Interest holders, provided that so long as no Default has occurred and is continuing or will result therefrom and no Borrowing Base Deficiency then exists and the Borrowing Base Utilization Percentage is 90% or less after giving effect thereto, then (i) the Borrower may declare and pay cash distributions to its direct and indirect Equity Interest holders to permit such holders to pay federal and state taxes due with respect to the income of the Borrower and Parent Guarantor, (ii) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (iii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (v) the Borrower may make the Performance Payments Rights Distribution, (vi) the Borrower may make the Cote de Mer Distribution, (vii) the Borrower may make La Posada Distribution, (viii) once every six months on or about the last day of each six-month period, the Borrower may make Restricted Payments pursuant to and accordance with the Series A Preferred Stock Agreement and Series B Preferred Stock Agreement that do not exceed amounts required under such Series A Preferred Stock Agreement and Series B Preferred Stock Agreement, as applicable, and (ix) the Borrower may make Restricted Payments to Parent Guarantor in an amount not to exceed $8,000,000 in any fiscal year (the "Total Costs Cap") for the purposes of (A) paying General and Administrative Costs and (B) Transaction Costs; provided, however, that in the event the Transaction Costs cause the Total Costs to exceed the Total Costs Cap, such Total Costs Cap shall be increased by the lesser of (1) the amount by which the Transaction Costs cause the Total Costs to exceed $8,000,000 and (2) $1,000,000."

P.            Section 9.12 of the Credit Agreement is amended to read in its entirety as follows:

"Section 9.12. Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; and (d) so long as no Event of Default is then continuing or will result therefrom, Asset Dispositions (including Asset Dispositions pursuant to the WIIP); provided that (1) all of the consideration received in respect to such Asset Disposition shall be cash, (2) the consideration received shall be equal to or greater than the fair market value thereof (as reasonably determined by the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), and (3) the Borrowing Base shall be reduced by the amount of the Recognized Value of the assets included in such Asset Disposition in the then current Borrowing Base as determined by the Administrative Agent or the Majority Lenders in their discretion in accordance with the standards set forth in Section 2.07(a)."

Q.           Section 9.18 of the Credit Agreement is amended to read in its entirety as follows:

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"Section 9.18. Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) which are for combined durations of not more than sixty (60) months, (ii) with an Approved Counterparty, and (iii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated Projected Production from Proved Developed Producing Reserves during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately (natural gas liquids shall be included in crude oil volumes at 50% of the reasonably anticipated Projected Production from Proved Developed Producing Reserves) and (b) Swap Agreements in respect of interest rates with an Approved Counterparty with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Borrower that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds 75% of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated by using a generally accepted method of matching interest swap contracts to declining principal balances, and (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract. Subsequent to September [ ], 2012, Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with BP North America Inc. that are true swap commodity hedges."

R.           Clause (ii) in the waterfall provision contained in Section 10.02(c) of the Credit Agreement is amended to read in its entirety as follows:

"second, pro rata to the payment or reimbursement of (A) that portion of the Indebtedness constituting fees, expenses and indemnitees payable to the Lenders, (B) that portion of the obligations owing to any Swap Lender constituting fees, expenses and indemnitees payable to such Swap Lender;"

S.           The Administrative Agent and Issuing Bank notice addresses in Section 12.01 of the Credit Agreement are amended and restated in their entirety as follows:

"if to the Administrative Agent, to it at

Union Bank, N.A.

500 North Akard, Suite 4200

Dallas, Texas 75201

Attn: Hannah Payne

Phone: (214) 922-4211

Fax: (214) 922-4209

Email: hannah.payne@unionbank.com"

"if to the Issuing Bank, to it at

Union Bank, N.A.

500 North Akard, Suite 4200

Dallas, Texas 75201

Attn: Hannah Payne

Phone: (214) 922-4211

Fax: (214) 922-4209

Email: hannah.payne@unionbank.com"

T.           Each reference to "Amegy Bank National Association" in the exhibits to the Credit Agreement is deleted and replace with "Union Bank, N.A."

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U.           The Current Ratio Exhibit attached as page 3 to the form of Compliance Certificate which is Exhibit D to the Credit Agreement is replaced by the Current Ratio Exhibit which is attached as EXHIBIT D, Form of Compliance Certificate- Page 3 to this Amendment.

5. Limited Waiver. Subject to the conditions precedent set forth in Section 2 hereof, the Lenders hereby waive any Default that occurred prior to the date of this Amendment as a result of Borrower making Restricted Payments to The Yuma Companies, Inc. for the purposes of paying General and Administrative Costs (as defined in Section 4(B) of this Amendment).

6.          Assignment.

A.           Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty other than as expressly provided herein, and Assignee hereby purchases and assumes from Assignor, (i) such percentage in and to all of Assignor's rights and obligations under the Credit Agreement as a Lender (including, without limitation, such percentage interest in the Loans owing to Assignor and Assignor's risk participation and funded participation in LC Obligations existing as of the date hereof (prior to the effectiveness of this Assignment) that would result in the Assignor and the Assignee having the respective Applicable Percentage of the Maximum Credit Amount set forth in Annex I attached hereto, and (ii) to the extent permitted to be assigned under applicable law, such percentage in and to all of Assignor's right, title and obligations in all claims, suits, causes of action and any other right of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Agreement, without representation or warranty by the Assignor. After giving effect to the sale and assignment pursuant to this Section 6, Annex I to the Credit Agreement shall be replaced with Annex I attached to this Amendment and the Commitments and Applicable Percentages held by each Lender shall be as follows:

(a) Amegy Bank National Association will have a Commitment of $10,000,000 (35.7142857142% of the $28,000,000 Borrowing Base).

(b) Union Bank, N.A. will have a Commitment of $18,000,000 (64.2857142858% of the $28,000,000 Borrowing Base).

B.           The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

C.           The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, and (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND ASSIGNMENT- Page 10

D.           From and after the Effective Date, the successor Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

7.          Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute this Amendment and the other documents executed in connection herewith and this Amendment and such other documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

8.          No Further Amendments. Except as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

9.          Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, successor Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Credit Agreement.

10.         Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents (other than the waiver of the Specified Default), or (b) to prejudice any right or rights which successor Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

11. Confirmation of Security. Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Amendment.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND ASSIGNMENT- Page 11

13. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned "Governing Law; Jurisdiction; Consent to Service of Process" and Article XIII of the Credit Agreement captioned "Arbitration" are incorporated herein by reference for all purposes.

14. Entirety, Etc. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The rest of this page is intentionally left blank; the signature pages follow.]

FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND ASSIGNMENT- Page 12

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

YUMA EXPLORATION AND PRODUCTION
COMPANY, INC.

By:	/s/ Kirk Sprunger
Kirk Sprunger, Secretary and Treasurer

FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND ASSIGNMENT- Signature Page

RESIGNING ADMINISTRATIVE AGENT, RESIGNING ISSUING BANK,

LENDER AND ASSIGNOR:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ William Robinson
William Robinson, Vice President

SUCCESSOR ADMINISTRATIVE AGENT, SUCCESSOR ISSUING BANK,

LENDER AND ASSIGNEE:

UNION BANK, N.A.

By:	/s/ Scott Gildea
Scott Gildea, Vice President

FIRST AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND ASSIGNMENT- Signature Page

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Amegy Bank National Association	35.7142857142%	$44,642,857.14
Union Bank, N.A.	64.2857142858%	$80,357,142.86
TOTAL	100.00%	$125,000,000.00

ANNEX I, List of Maximum Credit Amounts – Solo Page

ANNEX II

LOAN DOCUMENTS

1.	First Amendment to Unconditional Guaranty of The Yuma Companies, Inc., dated as of September 21, 2012, by and between The Yuma Companies, Inc. and Union Bank, N.A., as Administrative Agent.

2.	First Amendment to Security Agreement, dated as of September 21, 2012, by and between Yuma Exploration and Production Company, Inc. and Union Bank, N.A., as Administrative Agent.

3.	Assignment and First Amendment to Consolidated Amended and Restated Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage and Assignment, dated as of September 21, 2012, by and between Yuma Exploration and Production Company, Inc. and Union Bank, N.A., as Administrative Agent, to be filed of record in the following Louisiana parishes: Lafourche, Livingston, Plaquemines, St. Bernard, St. Helena, and Vermilion Parish.

4.	Act of Mortgage, Pledge and Assignment of Production and Multiple Indebtedness Mortgage and Assignment, dated as of September 21, 2012, by and between Yuma Exploration and Production Company, Inc. and Union Bank, N.A., as Administrative Agent, to be filed of record in the following Louisiana parishes: Assumption, Calcasieu, Lincoln, Plaquemines, St. Helena, Livingston, Vermilion, Lafourche and St. Bernard.

ANNEX II, Loan Documents – Solo Page

 III.         Section 9.01(c) – Current Ratio

A.	Current assets (including Borrowing Base availability):	$	_______

B.	Current liabilities (excluding current maturities of Indebtedness owed to Lenders and intercompany payables which the Borrower owes The Yuma Companies, Inc. and non-cash imbedded derivative liability contained in preferred stock)	$	_______

C.	Ratio (Line III.A ÷ Line III.B)		______ to 1.0

Minimum Required: 1.0 to 1.0

EXHIBIT D, Form of Compliance Certificate – Page 3